UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         July 14, 2009

ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC
(Exact name of Registrant as specified in its Charter)

Delaware	0-52505	30-0408280

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
Two World Financial Center - 7th Floor
New York, NY 10281
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:	(212) 236-8129

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Merrill Lynch Alternative Investments LLC (“MLAI”) is the manager (the “Manager”) of ML Systematic Momentum FuturesAccess LLC (the “Registrant”).

(b)           On July 14, 2009 Paul Morton gave verbal notice to the Manager regarding his resignation as the Chief Executive Officer and President of the Manager and resignation as a member of the Manager’s Board of Managers.  As of the date hereof, there is not a definitive effective date regarding the resignation.

On July 14, 2009 Thomas W. Lee gave verbal notice to the Manager regarding his resignation as a Vice President of the Manager and resignation as a member of the Manager’s Board of Managers.  As of the date hereof, there is not a definitive effective date regarding the resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML SYSTEMATIC MOMENTUM FUTURESACCESS LLC

By:	Merrill Lynch Alternative Investments LLC, its Manager

By:	/s/ Justin C. Ferri
Name: Justin C. Ferri
Position: Manager and Vice President

Date:   July 20, 2009